NOTE:  TABLE OF CONTENTS WAS MANUALLY ENTERED (NOT CONFORMED).{PRIVATE }





                  SUBORDINATION AGREEMENT




                  Dated as of May 14, 1997



                             By


                        VALHI, INC.
                 ("Subordinated Creditor")


                            and


                 SNAKE RIVER SUGAR COMPANY
                        ("Borrower")


                        In favor of


    THE HOLDERS OF THE SENIOR NOTES (AS DEFINED HEREIN)
                  ("Senior Debt Holders")
                     TABLE OF CONTENTS

                                                        Page


1.   Certain Defined Terms...............................  2

2.   Default on Senior Debt; Acceleration of Subordinated Debt     4

3.   Insolvency, Dissolution, Etc. of Borrower...........  5

4.   Distributions Held in Trust; Subrogation............  6

5.   Legends.............................................  7

6.   Power of Attorney...................................  7

7.   Agreements by Subordinated Creditor and Senior Debt Holders   8

8.   Waivers.............................................  9

9.   Representations and Warranties......................  9

10.  Negative Covenants.................................. 10

11.  Financial Matters................................... 11

12.  Reliance............................................ 12

13.  Amendments, Etc..................................... 12

14.  Entire Agreement.................................... 12
15.  Notices............................................. 12

16.  Expenses............................................ 12

17.  No Waiver........................................... 13

18.  Validity of Subordinated Debt and Senior Debt....... 13

19.  Termination......................................... 13

20.  Successors.......................................... 13

21.  Counterparts........................................ 14

22.  Duties of Senior Debt Holders Limited............... 14

23.  Additional Documentation............................ 14

24.  Severability........................................ 14

25.  Waiver of Jury Trial................................ 14

26.  Governing Law....................................... 15
                  SUBORDINATION AGREEMENT



          This SUBORDINATION AGREEMENT, dated as of May 14, 1997 ("Agreement"),

is made by Valhi, Inc., a Delaware corporation ("Subordinated Creditor"), and

Snake River Sugar Company, an Oregon cooperative ("Borrower"), in favor of the holders from time to time of the Senior Debt (as defined below) ("Senior Debt

Holders") and First Security Bank, N.A., as Collateral Agent for the Senior Debt

Holders.


                                   R E C I T A L S


          WHEREAS, Borrower has entered into separate but identical Note Purchase Agreements, each dated as of May 14, 1997 with the financial institutions named therein ("Purchasers") (said agreements, as they may hereafter be amended or otherwise modified from time to time, collectively being the "Note Agreement", the terms defined in the Note Agreement and not otherwise defined herein being used herein as defined in the Note Agreement) pursuant to which Borrower has issued to the Purchasers its senior notes in the principal amount of $100,000,000 (as such senior notes may be amended, renewed or otherwise modified from time to time the "Senior Notes"); and


          WHEREAS, Subordinated Creditor and Borrower have entered into a Loan and Security Agreement dated as of January 3, 1997, as amended and restated by the Subordinated Loan Agreement dated as of the date of this Agreement (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Subordinated Agreement") pursuant to which Borrower has issued or may issue in the future to Subordinated Creditor certain subordinated notes (as such subordinated notes may be amended, renewed or otherwise modified from time to time, collectively, the "Subordinated Note"); and


          WHEREAS, it is a condition precedent to the purchase of the Senior Notes by the Purchasers pursuant to the Note Agreement that Borrower and Subordinated Creditor shall have executed and delivered this Agreement.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to purchase the Notes under the Note Agreement, the parties hereto hereby agree as follows:

          {PRIVATE }     CERTAIN DEFINED TERMS{TC  \L 1 "   CERTAIN DEFINED

TERMS"}.  For purposes of this Agreement, the following terms shall have the following meanings:

               "Debt" means, with respect to any person, (i) all indebtedness,

obligations and other liabilities (contingent or otherwise) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof); (ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such person with respect to letters of credit or bankers' acceptances issued for the account of such person or with respect to interest rate protection agreements or currency exchange agreements; (iii) all obligations and other liabilities (contingent or otherwise) of such person with respect to any conditional sale, installment sale or other title retention agreement, purchase money mortgage or security interest, or otherwise to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) or in respect of any sale and leaseback arrangement; (iv) all obligations and liabilities (contingent or otherwise) in respect of leases by such person as lessee which, in conformity with generally accepted accounting principles, are required to be accounted for as capitalized lease obligations on the balance sheet of such person; (v) all direct or indirect guaranties or similar agreements in respect of, and obligations and liabilities (contingent or otherwise) to purchase or otherwise acquire or otherwise to assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others; and (vi) all liabilities for borrowed money secured by any Lien with respect to any property owned by such person (whether or not it has assumed or otherwise become liable for such liabilities).

               "Distribution of Assets" means any distribution of assets of

Borrower of any kind or character, whether (a) a payment, purchase or other acquisition or retirement for cash, property or securities or (b) by way of cancellation, forgiveness or offset of the Subordinated Debt against any Debt owed by Subordinated Creditor to Borrower or (c) payable or deliverable by reason of the payment of any other Debt of Borrower being subordinated to the payment of the Subordinated Debt and, in any case, shall include any assets of any kind or character received by Subordinated Creditor in connection with the realization of security for the Subordinated Debt.

               "Specified Default" means any Event of Default described in the following Sections of the Note Agreement and any Default that would, after notice or lapse of time or both, give rise to such an Event of Default (all references to sections in this definition of Specified Default are references to sections of the Note Agreement):

          (i) Section 11(a);

          (ii) Section 11(b); provided that any Default or Event of Default under Section 11(b) that occurs by reason of a default in the performance or compliance with Section 7.1(d) or (l) shall not be a Specified Default; provided further that for purposes of determining a Specified Default due to a Default or Event of Default under Section 11(b) that occurs by reason of a default in the performance or compliance with Section 9.7, the relevant amount of acres shall be 200,000 acres, not 210,000 acres; provided further that, for purposes of determining a Specified Default due to a Default or Event of Default under Section 11(b) that occurs by reason of a default in the performance or compliance with Section 10.3, Section
     10.3 shall be deemed to contain an additional clause (k) which reads "Liens securing Debt the amount of which does not exceed $500,000"; provided further that, for purposes of determining a Specified Default due to a

     Default or Event of Default under Section 11(b) that occurs by reason of a default in the performance or compliance with Section 10.4, Section 10.4 shall be deemed to contain an additional clause (e) which reads "Debt of LLC and Subsidiaries of the Company not exceeding $500,000"; provided further that, for purposes of determining a Specified Default due to a

     Default or Event of Default under Section 11(b) that occurs by reason of a default in the performance or compliance with Section 10.6, Section 10.6 shall be deemed to contain an additional clause (d) which reads "Additional Debt of the Company not to exceed $500,000 in the aggregate"; provided further that, for purposes of determining a Specified Default due to a

     Default or Event of Default under Section 11(b) that occurs by reason of a default in the performance or compliance with Section 10.9, the amount in clause (k) of Section 10.9 shall be deemed to be $1,000,000; and provided further that, for purposes of determining a Specified Default due to a

     Default or Event of Default under Section 11(b) that occurs by reason of a default in the performance or compliance with Section 10.10, the amounts set forth in Section 10.10 shall be deemed to be $18,500,000 and $44,500,000, not $18,000,000 and $44,000,000.

          (iii) Section 11(e)(i), but only if, as a consequence of the occurrence or continuation of any event or condition in such section, the lenders under the Bank Loan or any other lenders under or holders of Debt exercise their right to accelerate such Debt or to prohibit LLC from making distributions with respect to the AGM Interest or any other distributions to its members;

          (iv) Section 11(e)(ii) and Section 11(e)(iii);

          (v) Section 11(m)(i); and

          (vi) Section 11(m)(ii), but only if the amount of the Debt or other obligation referred to in such section exceeds $500,000.
               "Section 6 Event" means:  (i) the acceleration of all or any portion of the Senior Debt pursuant to Section 12.1 of the Note Agreement or
(ii) the occurrence of an Event of Default specified in Section 11(f) or 11(g) of the Note Agreement with respect to Borrower.

               "Senior Debt" means:  (i) the principal of all Debt of Borrower under the Note Agreement and the Senior Notes; the Make-Whole Amount, if any, thereon; interest accrued or accruing thereon both before and after the date of filing a petition in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, whether or not allowed as a claim in such case or proceeding; commitment, facility and other fees payable under the Note Agreement and any other amounts due under the Note Agreement, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising; and (ii) any refundings, renewals or extensions of any Debt or other obligation described in clause (i) above; and (iii) all expenses and attorney's fees for which Borrower is now or hereafter becomes liable to pay to any Senior Debt Holder or to the Collateral Agent.

               "Subordinated Debt" means all Debt of Borrower to Subordinated

Creditor now or hereafter existing (whether created directly or acquired by assignment or otherwise), including, but not limited to, all Debt of Borrower pursuant to the Subordinated Agreement and the Subordinated Note, and interest and premium, if any, thereon and other amounts payable in respect thereof.

          {PRIVATE }     Default on Senior Debt; Acceleration of Subordinated

Debt{TC  \L 1 "     Default on Senior Debt; Acceleration of Subordinated Debt"}.


               Subordinated Creditor will not receive or accept from Borrower, and the Borrower will not make to or for the benefit of Subordinated Creditor, any payment or Distribution of Assets in respect of the Subordinated Debt at any time (i) after a Specified Default shall have occurred or if payment in respect of the Subordinated Debt would result in a Specified Default or (ii) after all or any portion of the Senior Debt shall have been accelerated pursuant to
Section 12.1 of the Note Agreement, unless and until, in the case of clause (i), such Specified Default has been cured to the satisfaction of the Required Holders (and in the case of a Specified Default described in clause (i) of the definition of "Specified Default" to the satisfaction of all of the Senior Debt Holders), in their sole discretion, or, in the case of clause (ii), such acceleration has been rescinded pursuant to Section 12.2 of the Note Agreement, as applicable, or all Senior Debt has been paid in full in cash.

               Until all Senior Debt has been paid in full in cash, Subordinated Creditor shall deliver to the largest holder of Senior Debt (the "Senior Debt

Representative") prior written notice of any intent by Subordinated Creditor to

(i) declare all or any part of the Subordinated Debt due and payable prior to its scheduled maturity, (ii) take any enforcement action with respect to the Subordinated Debt, or (iii) commence or join with any other creditor of Borrower to commence any bankruptcy, insolvency, reorganization, readjustment of debt, arrangement of debt, receivership or liquidation or other similar proceeding against Borrower (collectively a "Bankruptcy Action"). Subordinated Creditor shall not take any action to declare the Subordinated Debt due and payable, or to otherwise demand, ask for or take any enforcement action in respect of the Subordinated Debt, including without limitation the exercise of any remedy or Bankruptcy Action, in each case subject to Section 2a above, until the earlier of (x) the date on which the Required Holders consent in writing to such acceleration or enforcement action or (y) the date on which all of the Senior Debt is accelerated or (z) if there has been a default in the payment of the principal of or interest on the Subordinated Debt (other than as a result of such intended acceleration) which has existed continuously since the date of such notice, 180 days after receipt by the Senior Debt Representative of such written notice. Notwithstanding anything to the contrary in this Section 2b, Borrower and Subordinated Creditor shall at all times be subject to the prohibitions set forth in Section 2a on the payment to, and receipt of, funds and other assets by Subordinated Creditor.

          {PRIVATE }     INSOLVENCY, DISSOLUTION, ETC. OF BORROWER{TC  \L 1 "

     INSOLVENCY, DISSOLUTION, ETC. OF BORROWER"}.


          In the event of any dissolution, winding up, liquidation, reorganization or other similar proceedings with respect to Borrower, its property or its operations (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets of Borrower or otherwise), all Senior Debt (including, without limitation, interest on Senior Debt at the rate stated in the Note Agreement or the Senior Notes from the date of filing any petition in bankruptcy to the date of payment whether or not allowed as a claim) shall first be paid in full in cash before Subordinated Creditor shall be entitled to receive or retain any payment or Distribution of Assets of Borrower with respect to the Subordinated Debt. In any such proceedings, any payment or distribution of any kind (whether in cash, property or securities) to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated to the Senior Debt shall be paid by the trustee or agent or other person making such payment or distribution, or by Subordinated Creditor if received by it, directly to the Collateral Agent for the benefit of the Senior Debt Holders to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Debt Holders; and

               Subordinated Creditor shall duly and promptly take such action as the Required Holders may reasonably request (i) to collect the Subordinated Debt for the account of the Senior Debt Holders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to any Senior Debt Holder such powers of attorney, assignments, or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to the Subordinated Debt, and (iii) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

          {PRIVATE }     DISTRIBUTIONS HELD IN TRUST; SUBROGATION{TC  \L 1 "

     DISTRIBUTIONS HELD IN TRUST; SUBROGATION"}.


               If Subordinated Creditor receives any payment or Distribution of Assets of Borrower which Subordinated Creditor is not entitled to retain under the provisions of this Agreement, such payment or assets shall be delivered forthwith by Subordinated Creditor to the Collateral Agent for the benefit of the Senior Debt Holders for application to the Senior Debt, in the form received except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to the Collateral Agent for the benefit of the Senior Debt Holders. The Collateral Agent for the benefit of the Senior Debt Holders is irrevocably authorized by Subordinated Creditor to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment or collateral shall be held by Subordinated Creditor in trust for the Senior Debt Holders.

               If all Senior Debt of Borrower has been paid in full in cash and thereafter (i) Subordinated Creditor receives any payment or Distribution of Assets of Borrower and (ii) any portion or all of the amounts received by any Senior Debt Holder is required to be returned to Borrower or any receiver, trustee or other Person succeeding to the assets of Borrower, such payment or assets received by Subordinated Creditor shall be delivered forthwith by Subordinated Creditor to the Collateral Agent for the benefit of the Senior Debt Holders for application to the Senior Debt. Until so delivered any such payment or collateral shall be held by Subordinated Creditor in trust for the Senior Debt Holders.

               After all Senior Debt of Borrower has been paid in full in cash and until the Subordinated Debt is paid in full, Subordinated Creditor shall be subrogated to the rights of the Senior Debt Holders to receive distributions applicable to the Senior Debt to the extent that distributions otherwise payable to Subordinated Creditor have been applied to the payment of such Senior Debt.
A distribution made under this Agreement to holders of the Senior Debt that otherwise would have been made to Subordinated Creditor is not, as between the Borrower and Subordinated Creditor, a payment by the Borrower on the Subordinated Debt.

          {PRIVATE }     LEGENDS{TC  \L 1 "  LEGENDS"}.  If Borrower issues or

has issued any instrument or document evidencing the Subordinated Debt, including without limitation the Subordinated Agreement and the Subordinated Notes, each such instrument and document shall bear a conspicuous legend that it is subordinated to the Senior Debt. Borrower's books shall be marked to evidence the subordination of all of the Subordinated Debt to the Senior Debt. Any Senior Debt Holder is authorized to examine such books from time to time and to make any notations required by this Agreement.

          {PRIVATE }     POWER OF ATTORNEY{TC  \L 1 "  POWER OF ATTORNEY"}.


               Subordinated Creditor hereby irrevocably authorizes and empowers the Collateral Agent for the benefit of the Senior Debt Holders (and its representative or representatives), after the occurrence of any Section 6 Event, to demand, sue for, collect and receive all payments and distributions under the Subordinated Agreement and the Subordinated Notes and give acquittance therefor and to file and enforce claims and proofs of claims or suits and take all such other actions (including, without limitation, voting the Subordinated Debt (including in connection with any liquidation, reorganization or arrangement) or enforcing any security interest or other lien securing payment of the Subordinated Debt) in the name of Subordinated Creditor or otherwise, as the Collateral Agent or the Required Holders determine to be necessary or appropriate. In no event shall Subordinated Creditor waive, forgive or cancel any claim Subordinated Creditor may now or hereafter have against Borrower.

               In no event shall the Collateral Agent or any Senior Debt Holder be liable to Subordinated Creditor for any failure to prove the Subordinated Debt, to exercise any right with respect thereto or to collect any sums payable thereon.

          {PRIVATE }     AGREEMENTS BY SUBORDINATED CREDITOR AND SENIOR DEBT

HOLDERS{TC  \L 1 "  AGREEMENTS BY SUBORDINATED CREDITOR AND SENIOR DEBT

HOLDERS"}.


          Subordinated Creditor has received and has been given an opportunity to review the Note Agreement and the Transaction Documents, and Subordinated Creditor hereby consents to and approves of the provisions contained therein. Subordinated Creditor agrees that the Senior Debt Holders may, at any time and from time to time, without the consent of or notice to Subordinated Creditor, without incurring responsibility to Subordinated Creditor, and without impairing or releasing the rights of the Collateral Agent or any of the Senior Debt Holders, or any of the obligations of Subordinated Creditor hereunder:

               Change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter Senior Debt or amend the Note Agreement, the Senior Notes, the Transaction Documents or any other document referred to therein in any manner or enter into or amend in any manner any other agreement relating to the Senior Debt; provided that notwithstanding the foregoing, (x) if a payment default on the Senior Notes has occurred and is continuing, Borrower and the Senior Debt Holders shall not increase the principal amount of the Senior Debt by an amount in excess of 25% of the outstanding principal amount of the Senior Notes without the consent of Subordinated Creditor, and (y) if no Event of Default exists in respect of the Senior Debt, Borrower and the Senior Debt Holders will not increase the interest rate on the Senior Notes or change the principal payment schedule with respect to the Senior Notes in a manner which would cause the average life of the Senior Notes to be shortened, in each case without the consent of Subordinated Creditor;

          Sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Senior Debt;

          Release anyone (including any guarantor) liable in any manner for the payment or collection of the Senior Debt;

          Exercise or refrain from exercising any rights against Borrower and others (including any guarantor or Subordinated Creditor);

               Apply any sums by whomsoever paid or however realized to the Senior Debt; or

          Take any other action with respect to the Senior Debt which otherwise might be deemed to impair the rights of Subordinated Creditor.

          {PRIVATE }     WAIVERS{TC  \L 1 "  WAIVERS"}.  Borrower and

Subordinated Creditor each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by the Collateral Agent or any Senior Debt Holder. To the fullest extent permitted by law, Borrower and Subordinated Creditor each hereby further waives: promptness, diligence, presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Debt or the Subordinated Debt to which Borrower or Subordinated Creditor may be a party; notice of the acceptance of this Agreement; notice of any loans made, extensions granted or other actions taken in reliance hereon; and any requirement that the Collateral Agent or the Senior Debt Holders exhaust any right or take any action against Borrower or any other person or entity or any collateral.

          {PRIVATE }     REPRESENTATIONS AND WARRANTIES{TC  \L 1 "

     REPRESENTATIONS AND WARRANTIES"}.   Subordinated Creditor hereby represents

and warrants to the Senior Debt Holders, which representations, warranties and covenants shall be true and correct as of the date hereof, that:

               Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Debt or any interest therein; Subordinated Creditor is the true and lawful holder and owner of the Subordinated Debt and the Subordinated Note; the Subordinated Note and the Subordinated Agreement have not been amended or modified in any way; and the Subordinated Note is free and clear of any defense, offset, counterclaim or other adverse claims and any liens, encumbrances or security interests.

               There are no agreements or understandings, written or oral, by Subordinated Creditor with Borrower other than as set forth in this Agreement, the Snake River Loan, the Subordinated Agreement, the Subordinated Note and the other Transaction Documents to which Subordinated Creditor is a party with respect to the obligations evidenced by the Subordinated Note and Subordinated Creditor has not heretofore given any subordination in respect of the Subordinated Debt.

               Subordinated Creditor has the requisite power, authority, capacity and legal right to execute, deliver and perform this Agreement, and this Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of Subordinated Creditor enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, with or without notice and/or lapse of time, constitute a breach of any of the terms and provisions of, or constitute a default under, any note, contract, instrument, agreement or undertaking, whether written or oral, to which Subordinated Creditor is a party.

          {PRIVATE }NEGATIVE COVENANTS{TC  \L 1 " NEGATIVE COVENANTS"}.  Until

all of the Senior Debt has been paid in full in cash:

               Except as expressly permitted in this Agreement, Borrower shall not, directly or indirectly, make any payment or Distribution of Assets on account of or grant a security interest in, mortgage, pledge, assign or transfer any properties to secure or satisfy all or any part of the Subordinated Debt or in any way amend or modify the Subordinated Note or Subordinated Agreement.

               Except as expressly permitted in this Agreement, Subordinated Creditor shall not demand or accept from Borrower or any other person any such payment, Distribution of Assets or collateral nor shall Subordinated Creditor release, exchange, extend the time of payment of, compromise, set off or otherwise discharge or enforce any part of the Subordinated Debt or in any way amend or modify the Subordinated Debt or this Agreement.
               Neither Subordinated Creditor nor any receiver, trustee or other Person succeeding to the assets of Subordinated Creditor shall set off all or any portion of the Subordinated Debt against Debt of Subordinated Creditor owing to Borrower (including, without limitation, the Snake River Loan), give any subordination in respect of the Subordinated Debt, convert any or all of the Subordinated Debt to capital stock or other securities of Borrower. The parties acknowledge that all or a substantial part of the Snake River Loan may be non-recourse to Subordinated Creditor, and agree that (i) nothing in this Agreement shall be deemed to affect any such non-recourse nature of the Snake River Loan and (ii) any change in the characterization of all or any part of the Snake River Loan as non-recourse, limited recourse or recourse or similar characterization shall not be deemed a set off.

               Borrower will not hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Debt, and Subordinated Creditor will not receive any such writing or transfer or assign any of the Subordinated Debt, except upon the prior written approval of the Required Holders or in connection with a transfer of the Subordinated Debt as permitted under paragraph (e) below.

               Neither Subordinated Creditor nor any receiver, trustee or other Person succeeding to the assets of Subordinated Creditor shall transfer or assign any of the Subordinated Debt, or any interest therein, to any person (other than the Collateral Agent for the benefit of the Senior Debt Holders), unless such transferee shall have executed and delivered to the Collateral Agent and each Senior Debt Holder its assumption of the due and punctual performance and observance of each covenant, condition and provision of this Agreement.

          {PRIVATE }FINANCIAL MATTERS{TC  \L 1 "  FINANCIAL MATTERS"}.

Subordinated Creditor has established adequate and independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to the financial condition of Borrower. Subordinated Creditor agrees that no Senior Debt Holder shall have any obligation to disclose to Subordinated Creditor information or material acquired by such Senior Debt Holder in the course of its relationship with Borrower. Subordinated Creditor understands that there may be various agreements among the Collateral Agent, the Senior Debt Holders and Borrower evidencing and governing the Senior Debt and Subordinated Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Subordinated Creditor and that no Senior Debt Holder shall have any obligation to Subordinated Creditor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to it under such agreements.

          {PRIVATE }RELIANCE{TC  \L 1 " RELIANCE"}.  Subordinated Creditor

understands that in reliance upon the terms and provisions of this Agreement, specific monetary and other obligations are being entered into and will be entered into by the Senior Debt Holders that would not be made or entered into but for reliance on this Agreement. Subordinated Creditor further understands that this Agreement constitutes a continuing offer to all persons who become holders of, or continue to hold Senior Debt (whether such Senior Debt was created or acquired before or after the date of this Agreement).

          {PRIVATE }AMENDMENTS, ETC.{TC  \L 1 "   AMENDMENTS, ETC."}  No

amendment or waiver of any provision of this Agreement nor consent to any departure by Subordinated Creditor or Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by each Senior Debt Holder and Subordinated Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          {PRIVATE }ENTIRE AGREEMENT{TC  \L 1 "   ENTIRE AGREEMENT"}.  This

Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether express or implied or oral or written. If there is any conflict between the terms hereof and the terms of any other documents executed in connection with the Note Agreement, the terms of such documents shall be read together so as to provide the Senior Debt Holders with the broadest possible range of rights and remedies.

          {PRIVATE }NOTICES{TC  \L 1 "  NOTICES"}.  All notices, requests,

demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or actually received by the noticed party at the address set forth on the signature pages hereof. Any addressee may change the address to which communications are to be sent by giving notice of such change in accordance with the provisions of this Section 15.

          {PRIVATE }EXPENSES{TC  \L 1 " EXPENSES"}.  Borrower agrees to pay,

upon demand, to the Collateral Agent and the Senior Debt Holders the amount of any and all reasonable expenses, including the reasonable fees and expenses of their respective counsel, which the Collateral Agent or the Senior Debt Holders may incur in connection with the exercise or enforcement of any of their rights or interests hereunder.

         {PRIVATE } NO WAIVER{TC  \L 1 "     NO WAIVER"}.  No course of dealing

by the Collateral Agent or any holder of Senior Debt, nor any failure on the part of the Collateral Agent or any Senior Debt Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No Senior Debt Holder shall be prejudiced in its right to enforce subordination of the Subordinated Debt by any act or failure to act by Borrower, Subordinated Creditor or anyone in custody of Borrower's assets or property.

         {PRIVATE } VALIDITY OF SUBORDINATED DEBT AND SENIOR DEBT{TC  \L 1 "

     VALIDITY OF SUBORDINATED DEBT AND SENIOR DEBT"}.


               The provisions of this Agreement subordinating the Subordinated Debt are solely for the purpose of defining the relative rights of the Senior Debt Holders and Subordinated Creditor and shall not impair, as between Subordinated Creditor and Borrower, the obligation of Borrower, which is unconditional and absolute, to pay the Subordinated Debt in accordance with its terms, nor shall any such provisions, except as otherwise set forth in Section 2b or elsewhere in this Agreement, prevent Subordinated Creditor from exercising all remedies otherwise permitted by applicable law or under any instrument or agreement evidencing the Subordinated Debt upon default thereunder, subject to the rights of the Senior Debt Holders hereunder to receive cash, property or securities or any other Distribution of Assets otherwise payable or deliverable to Subordinated Creditor until the Senior Debt is paid in full.

               This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Senior Debt.

          {PRIVATE }TERMINATION{TC  \L 1 "   TERMINATION"}.  This Agreement is a

continuing agreement and shall remain in full force and effect until ninety-one
(91) days after payment in full of all Senior Debt. Neither the bankruptcy or dissolution of Subordinated Creditor shall effect a termination hereof. Subject to the limitation set forth in Section 7(i), any Senior Debt Holder may, without notice to Subordinated Creditor, extend or continue credit and make other financial accommodations to or for the account of Borrower in reliance upon this Agreement.
          {PRIVATE }SUCCESSORS{TC  \L 1 "    SUCCESSORS"}.  Each of the

provisions hereof shall be binding upon Subordinated Creditor and Subordinated Creditor's legal representatives, successors and assigns and shall inure to the benefit of the Senior Debt Holders, the Collateral Agent and their respective successors and assigns. Without limiting the generality of the foregoing, any Senior Debt Holder may assign or otherwise transfer the Senior Notes to any other person or entity in accordance with the Note Agreement, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Senior Debt Holders herein or otherwise.

         {PRIVATE } COUNTERPARTS{TC  \L 1 "  COUNTERPARTS"}.  This Agreement may

be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          {PRIVATE }DUTIES OF SENIOR DEBT HOLDERS LIMITED{TC  \L 1 "  DUTIES OF

SENIOR DEBT HOLDERS LIMITED"}.  The rights granted to the Collateral Agent and

Senior Debt Holders in this Agreement are solely for their protection and nothing herein contained imposes on any Senior Debt Holder any duties with respect to any property either of Borrower or of Subordinated Creditor heretofore or hereafter received by any Senior Debt Holder. No Senior Debt Holder has any duty to preserve rights against prior parties on any instrument or chattel paper received from Borrower or Subordinated Creditor as collateral security for the Senior Debt or any portion thereof.

          {PRIVATE }ADDITIONAL DOCUMENTATION{TC  \L 1 "ADDITIONAL

DOCUMENTATION"}.  Borrower and Subordinated Creditor shall execute and deliver to the Collateral Agent and any Senior Debt Holder such further instruments and shall take such further action as the Collateral Agent or any Senior Debt Holder may at any time reasonably request in order to carry out the provisions and intent of this Agreement.

         {PRIVATE } SEVERABILITY{TC  \L 1 "  SEVERABILITY"}.  The provisions of this Agreement are independent of and severable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          {PRIVATE }WAIVER OF JURY TRIAL{TC  \L 1 "    WAIVER OF JURY TRIAL"}.

SUBORDINATED CREDITOR, BORROWER AND EACH SENIOR DEBT HOLDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Subordinated Creditor, Borrower and each Senior Debt Holder each acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on the waiver in related future dealings. Subordinated Creditor, Borrower and each Senior Debt Holder each further warrant and represent that each has reviewed this waiver with legal counsel, and that each knowingly and voluntarily waives
jury trial rights following consultation with legal counsel.   THIS WAIVER IS
IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
          {PRIVATE }GOVERNING LAW{TC  \L 1 " GOVERNING LAW"}.  It is expressly agreed that this Agreement and the rights and obligations and all other aspects hereof shall be deemed to be made under, shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.
          IN WITNESS WHEREOF, Subordinated Creditor and Borrower each has caused this Agreement to be duly executed and delivered for the benefit of the Senior Debt Holders by its officer thereunto duly authorized as of the date first above written.

                         SNAKE RIVER SUGAR COMPANY


                         By: __________________________

                         Name: ________________________

                         Title: _______________________

                         Notice Address:

                         Snake River Sugar Company
                         2427 Lincoln Avenue
                         P.O. Box 1520
                         Ogden, Utah  84402






                         VALHI, INC.


                         By: __________________________

                         Name: ________________________

                         Title: _______________________

                         Notice Address:

                         Valhi, Inc.
                         Three Lincoln Centre
                         5430 LBJ Freeway
                         Suite 1700
                         Dallas, Texas 75240-2697




Accepted this _____ day of
May, 1997:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By:

Name:

Title:

Address:

c/o Prudential Capital Group - Corporate,
Four Embarcadero Center, Suite 2700
San Francisco, CA  94111



Accepted this _____ day of
May, 1997:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By CIGNA Investments, Inc.


By:

Name:

Title:

Address:

CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Private Securities Division - S-307
MS. MARY S. LAW
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Fax:  860-726-7203


LIFE INSURANCE COMPANY OF NORTH AMERICA
By CIGNA Investments, Inc.


By:

Name:

Title:

Address:

CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Private Securities Division - S-307
MS. MARY S. LAW
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Fax:  860-726-7203



Accepted this _____ day of
May, 1997:

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

By:  MIMLIC Asset Management Company


By:

Name:

Title:

Address:

The Minnesota Mutual Life Insurance Company
900 Robert Street North
St. Paul, Minnesota  55101
Attention: MIMLIC Asset Management Company




Accepted this _____ day of
May, 1997:

FIRST SECURITY BANK,
NATIONAL ASSOCIATION, as Collateral Agent


By:

Name:

Title:

Address:

First Security Bank,                                        National Association
79 South Main Street
Corporate Trust Department
Salt Lake City, Utah  84111
Accepted this _____ day of
May, 1997:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA



By:

Name:

Title:

Address:

c/o Prudential Capital Group - Corporate,
Four Embarcadero Center, Suite 2700
San Francisco, CA  94111